UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): July 26, 2007

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-33100

DE	43-2109021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2007, Owens Corning and certain of its affiliates (the “Company”) entered into a definitive Purchase Agreement, dated as of July 26, 2007 (the “Purchase Agreement”) with Société de Participations Financières et Industrielles S.A.S. (“Saint-Gobain”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company will acquire Saint-Gobain’s Reinforcement and Composites business, which business was previously the subject of a previously announced but not consummated joint venture transaction. The aggregate purchase price as stated in the Purchase Agreement is $640 million. The Company has made customary representations, warranties and covenants in the Purchase Agreement. Consummation of the sale is subject to customary closing conditions, including regulatory approval in several jurisdictions.

Also on July 27, 2007, Owens Corning entered into a Termination and Release Agreement, dated as of July 26, 2007 (the “Termination Agreement”), by and among Owens Corning, Owens Corning Composite Coöperatief U.A. (“OC Composite”), Saint-Gobain and Ondatra S.A.S. (“Ondatra”). The Termination Agreement provides, among other things, that (i) the Master Contribution Agreement, dated as of February 20, 2007 (the “Master Contribution Agreement”), by and among Owens Corning, OC Composite, Saint-Gobain, Ondatra and Owens Corning Vetrotex Reinforcements (“OCV”), (ii) the Joint Venture Agreement, dated as of February 20, 2007 (the “Joint Venture Agreement”), by and among Owens Corning, OC Composite, Saint-Gobain, Ondatra and OCV, and (iii) the Option Agreement, dated as of February 20, 2007 (the “Option Agreement”), by and among Owens Corning, OC Composite, Saint-Gobain and Ondatra, were terminated and the obligations of the parties thereunder were released as of July 26, 2007.

A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

A copy of the Termination Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement.

A copy of the press release announcing the Reinforcement and Composites business transaction is attached as Exhibit 99.1.

Item 1.02. Termination of a Material Definitive Agreement.

As described in Item 1.01 above, on July 27, 2007, Owens Corning entered into a Termination and Release Agreement, dated as of July 26, 2007, by and among Owens Corning, OC Composite, Saint-Gobain and Ondatra, which provides, among other things, that (i) the Master Contribution Agreement, dated as of February 20, 2007, by and among Owens Corning, OC Composite, Saint-Gobain, Ondatra and OCV, (ii) the Joint Venture Agreement, dated as of

February 20, 2007, by and among Owens Corning, OC Composite, Saint-Gobain, Ondatra and OCV, and (iii) the Option Agreement, dated as of February 20, 2007, by and among Owens Corning, OC Composite, Saint-Gobain and Ondatra, were terminated and the obligations of the parties thereunder were released as of July 26, 2007. The Master Contribution Agreement, Joint Venture Agreement and Option Agreement related to a previously announced, but not consummated, global joint venture to develop, manufacture, market, sell and distribute glass reinforcements products.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated as of July 26, 2007, by and between Owens Corning, Société de Participations Financières et Industrielles S.A.S. and certain other parties named therein

10.2	Termination and Release Agreement, dated as of July 26, 2007, by and among Owens Corning, Owens Corning Composite Coöperatief U.A., Société de Participations Financières et Industrielles S.A.S. and Ondatra S.A.S.

99.1	Press Release, dated as of July 27, 2007, announcing the acquisition of Saint-Gobain’s Reinforcement and Composites Business

SIGNATURE

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OWENS CORNING

Date: August 1, 2007	By:	/s/ Stephen K. Krull
Stephen K. Krull Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of July 26, 2007, by and between Owens Corning, Société de Participations Financières et Industrielles S.A.S. and certain other parties named therein

10.2	Termination and Release Agreement, dated as of July 26, 2007, by and among Owens Corning, Owens Corning Composite Coöperatief U.A., Société de Participations Financières et Industrielles S.A.S. and Ondatra S.A.S.

99.1	Press Release, dated as of July 27, 2007, announcing the acquisition of Saint-Gobain’s Reinforcement and Composites Business